SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          May 14, 1997 (April 30, 1997)
               (Date of Report (date of earliest event reported))


                                 PHH Corporation
             (Exact name of Registrant as specified in its charter)


        Maryland                           1-7797                 52-0551284
(State or other jurisdiction        (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                         Identification Number)

11333 McCormick Road
Hunt Valley, Maryland                                               21031
(Address of principal executive office)                          (Zip Code)





                                 (410) 771-3600
              (Registrant's telephone number, including area code)



                        Former Fiscal Year End: April 30
       (Former name, former address and former fiscal year, if applicable)











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Item 1.        Changes in Control of Registrant

     Pursuant to a merger agreement (the "Merger Agreement") by and among PHH Corporation (the "Corporation"), HFS Incorporated ("HFS") and Mercury Acq. Corp. ("Mercury"), a wholly owned subsidiary of HFS, effective April 30, 1997, Mercury was merged into the Corporation, with the Corporation being the surviving corporation, and the Corporation became a wholly owned subsidiary of HFS (the "Merger"). The Merger was completed upon receiving stockholder approval from the respective stockholders of the Corporation and HFS at meetings of stockholders held on April 30, 1997. In connection with the Merger, all outstanding shares of the Corporation's common stock, including shares issued to holders of the Corporation's employee stock options, were exchanged for approximately 30.3 million shares of HFS common stock, valued at approximately $1.8 billion. Pursuant to the Merger Agreement, the number of HFS shares issued to complete the Merger was determined by multiplying the outstanding shares of the Corporation as of April 30, 1997 by the conversion number of .825, calculated in accordance with the terms of the Merger Agreement plus, .7 million shares of HFS common stock issued in exchange for outstanding options to purchase shares of the Corporation's common stock. The 30.3 million shares of HFS common stock issued to shareholders and option holders of the Corporation represent 19.2% of the total outstanding shares of HFS.

In connection with the Merger, the HFS Board of Directors elected Robert D. Kunisch, Chairman and CEO of the Corporation, as a member of the HFS Board of Directors. In addition, Mr. Kunisch was named a Vice Chairman of HFS.

Pursuant to the Merger Agreement, all of the directors of the Corporation resigned on April 30, 1997. In addition, James E. Buckman, senior executive vice president and general counsel of HFS and Stephen P. Holmes, vice chairman of HFS who were both the directors of Mercury, became the members of the Board of Directors of the Corporation in accordance with the Merger Agreement.

The description contained herein of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger dated as of November 10, 1996, by and among the Corporation, Mercury and HFS, a copy of which is attached as Exhibit 2 to a Current Report on Form 8-K previously filed by the Corporation with the Securities and Exchange Commission on November 14, 1996.

Item 4.        Changes in Registrant's Certifying Accountant

a) The Board of Directors of the Corporation engaged the accounting firm of Deloitte and Touche LLP, as independent accountants for the Corporation, effective as of May 12, 1997 and accordingly dismissed KPMG Peat Marwick LLP in such capacity effective with the completion of their report on the financial statements of PHH Corporation to be included in the Corporation's transition report on Form 10-K for the period ended
      December 31, 1996.

b) During the two most recent fiscal years ended April 30, 1996 and 1995, and the subsequent interim period through May 12, 1997, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

c) The report of KPMG Peat Marwick LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

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d)    As the Corporation has no Audit Committee, the Board of Directors approved the dismissal of KPMG Peat Marwick LLP and the engagement of Deloitte & Touche, LLP.

e) The Corporation has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the United States Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of the KPMG Peat Marwick LLP letter to the SEC, dated May 14, 1997 is filed as Exhibit 16 to this Current Report on Form 8-K.

Item 7.        Financial Statements and Exhibits

c)    Exhibits

Exhibit
   No.         Description

16             Letter from KPMG Peat Marwick LLP to the SEC dated May 14, 1997.

Item 8.        Change in Fiscal Year

On April 30, 1997, the Corporation's fiscal year was changed from a year ending on April 30, to a year ending December 31. As a result, the Corporation will file a Form 10-K for the transition period from May 1, 1996 to December 31, 1996. The Corporation's next full year will be for the period January 1, 1997 to December 31, 1997. The Corporation will also file a Form 10-Q for the quarter ending March 31, 1997.




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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be on its behalf by the undersigned hereto duly authorized.


                                              PHH CORPORATION



                                              By:      /s/: James E. Buckman
                                                            James E. Buckman
                                                       Executive Vice President



Date: May 14, 1997



























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                                PHH INCORPORATED
                           CURRENT REPORT ON FORM 8-K
                   Report Dated May 14, 1997 (April 30, 1997)


                                  EXHIBIT INDEX


Exhibit No.   Description                                          Page No.

16 Letter from KPMG Peat Marwick LLP to the Securities and Exchange Commission dated May 14, 1997.